EXHIBIT 99.1

Camco Financial Announces Quarterly Cash Dividend

CAMBRIDGE, Ohio, Oct. 14, 2008 (GLOBE NEWSWIRE) -- Camco Financial Corporation (Camco) (Nasdaq:CAFI) announced a quarterly cash dividend of $0.0375 cents per share. The cash dividend was declared October 13, 2008 for shareholders of record on October 23, 2008 and is payable October 31, 2008.

CEO and President Richard C. Baylor stated, "Advantage Bank and Camco Financial Corporation are considered well capitalized under bank regulatory capital requirements. However, in these continuing uncertain times, your Board of Directors and management felt it necessary to preserve our capital and thus reduced this quarter's dividend. Maintaining an ongoing strong capital position is one of the best ways we have to protect stockholder value and offer safety to our depositors. We were also encouraged with the FDIC's recent decision to temporarily insure customer's deposits up to $250,000, an increase from the previous limit of $100,000. Just as I am confident that better times are in our future, we will remain cautious and prudent in our actions to sustain our financial strength."

As an update on the events that are taking place relative to the previously announced merger of Camco into First Place Financial Corporation (First Place) (Nasdaq:FPFC), we offer the following:

 * All documents have been filed with the banking regulators and the
   SEC;
 * Both corporations, Camco and First Place, mailed proxy statements and voting instructions on or about October 9, 2008;
 * A special Camco stockholders meeting will be held November 6, 2008 at Camco's corporate offices at 10:00 a.m., to consider and vote on the proposed merger between First Place Financial Corporation and
   Camco Financial Corporation.  Further details are included in the proxy information that was mailed as mentioned above.
 * The merger is subject to regulatory and stockholder approval, however we anticipate a fourth quarter 2008 closing and banking systems conversion.

Camco Financial Corporation, holding company of Advantage Bank, is a multi-state financial services holding company headquartered in Cambridge, Ohio. Advantage Bank and its affiliate, Camco Title Agency, offer relationship banking that includes commercial, small business and consumer financial services, internet banking and title insurance services from 28 offices in Ohio, Kentucky and West Virginia.

The Camco Financial Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4639

Additional information about Camco may be found on Camco's web site: www.advantagebank.com

This communication shall not constitute an offer to sell or the solicitation of and offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification of the securities under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

First Place Financial Corp. will be filing a Registration Statement on Form S-4 concerning the acquisition of Camco (the "Merger") with the SEC, which will include the joint prospectus/proxy statement that will be mailed to Camco's stockholders. WE URGE INVESTORS TO READ THESE DOCUMENTS BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain the documents free of charge, when filed, at the SEC's website, www.sec.gov. In addition, documents filed with the SEC by First Place will be available free of charge from the Secretary of First Place at 185 E. Market Street, Warren, OH 44481, telephone (330) 373-1221. INVESTORS SHOULD READ THE PROXY STATEMENT CAREFULLY BEFORE MAKING A DECISION CONCERNING THE MERGER. Copies of all recent proxy statements and annual reports of First Place are also available free of charge by contacting First Place's secretary.

First Place, Camco and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies to approve the Merger. Additional information about the directors and executive officers of First Place may be obtained through the SEC's website from the definitive proxy statement filed by First Place with the SEC on September 25, 2007. Additional information about the directors and executive officers of Camco may be obtained through the SEC's website from the definitive proxy statement filed by Camco with the SEC on March 21, 2008. Additional information about participants in the proxy solicitation and their interests in the transaction will be contained in the joint prospectus/proxy statement to be filed with the SEC.

Filed by: Camco Financial Corporation pursuant to Rule 425 under the Securities Act of 1933 and deemed filed pursuant to Rule 14a-12 under the Securities Exchange Act of 1934 Subject Company: First Place Financial Corp. Commission File No.: 0-25049

CONTACT:  Camco Financial Corporation
          Richard C. Baylor, Chairman/CEO/President
          740-435-2040
          rbaylor@advantagebank.com